Exhibit 10.15

AMENDMENT TO THE

MICHAELS STORES, INC. OFFICER SEVERANCE PAY PLAN

Established April 17, 2008

Amended as of July 28, 2008

Based upon guidance issued by the Internal Revenue Service with respect to Section 409A of the Internal Revenue Code of 1986, as amended, and the rulings and regulations promulgated thereunder (“Section 409A”), the Michael Stores Inc. Officer Severance Pay Plan (the “Plan”) is amended as of the date hereof.

1.  Section VII.A(5) of the Plan (captioned:  “Please Note”) is hereby redesignated as Section VII.A.(6), and a new Section VII.A (5) is hereby added to the Plan to read as follows:

“Subject to the terms and conditions of this Plan, including, without limitation, Section VI.C and this Section VII.A, any payments, including any provision or continued benefits, made under this Plan (whether such payments or benefits are paid or provided, in whole or in part, pursuant to this Plan or in conjunction with any other agreement, arrangement or policy) which the Company determines constitute nonqualified deferred compensation subject to Section 409A and that would otherwise be paid during the sixty (60)-day period following a Participant’s Qualifying Termination shall instead be accumulated and paid, if at all, subject to the Participant’s having previously and timely signed, returned, and not revoked the Agreement and Release, on the next regular payday after the sixtieth (60th) day following the Participant’s Qualifying Termination.  For the avoidance of doubt, the required delay described in the immediately preceding sentence shall not apply to any amounts that are exempt from Section 409A (for example, but without limitation, by reason of the separation-pay-plan exemption at Section 1.409A-1(b)(9)(iii) of the Treasury Regulations under Section 409A).”

Except as hereby amended, all of the terms and conditions set forth in the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 27th day of December, 2012.

MICHAELS STORES, INC.

OFFICER SEVERANCE PAY PLAN

/s/Shawn E. Hearn
Senior Vice President — Human Resources